EXHIBIT 10.26

AMENDMENT TO EMPLOYMENT AGREEMENT

Hypercom Corporation (the “Company”) and Philippe Tartavull (the “Executive”) entered into an Employment Agreement (the “Agreement’) on December 20, 2007, which was amended on October 23, 2008.  Section 409A of the Internal Revenue Code is potentially applicable to the Agreement.  The Agreement has been administered in good faith compliance with the requirements of Section 409A from December 20, 2007 through the date of this Amendment and will continue to be so administered.

Section 20 of the Agreement is hereby amended by adding the following paragraphs to the end thereof:

(c)           Under no circumstances may the time or schedule of any payment made or benefit provided pursuant to this Agreement be accelerated or subject to a further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code.

(d)           Employee does not have any right to make any election regarding the time or form of any payment due under this Agreement.

IN WITNESS WHEREOF, Executive has executed this Amendment, and Company has caused this Amendment to be executed by its duly authorized representative, on this 31st day of December, 2008.

HYPERCOM CORPORATION

By	/s/ Robert Vreeland
Its	Interim CFO

“EXECUTIVE”

/s/ Philippe Tartavull
Philippe Tartavull